UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

Pinnacle Foods Finance LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-148297

Delaware	20-8720036
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Old Bloomfield Avenue

Mt. Lakes, New Jersey 07046

(Address of principal executive offices, including zip code)

(973) 541-6620

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Jeffrey P. Ansell Separation Agreement

On July 31, 2009, Crunch Holding Corp., the parent of Pinnacle Foods Finance LLC (the “Company”), and Jeffrey P. Ansell, the Company’s former Chief Executive Officer and Director, entered into a Separation Agreement (the “Separation Agreement”) with respect to Mr. Ansell’s departure from the Company. As previously reported in the Form 8-K filed on July 15, 2009, Mr. Ansell left the Company effective July 10, 2009 (the “Separation Date”) to pursue other opportunities. Set forth below is a summary of the material terms of the Separation Agreement:

•

In exchange for executing a release of claims against the Company and his compliance with the non-competition and non-solicitation provisions contained in the Employment Agreement, dated April 2, 2007 (the “Employment Agreement”) between Mr. Ansell and an affiliate of the Company, Mr. Ansell is entitled to receive:

•

$411,525 in respect of his pro-rated target bonus for the 2009 fiscal year, and, if the Company exceeds its EBITDA targets for the 2009 fiscal year, a pro-rated amount of any excess bonus he would have been entitled to receive (up to the maximum bonus potential set forth in the Employment Agreement);

•	$2,325,000 in severance pay payable in equal installments over eighteen months;

•

continued coverage under the Company’s group health, life and disability plans until the earlier of (i) eighteen months from the Separation Date and (ii) the date Mr. Ansell is or becomes eligible for comparable coverage under health, life and disability plans of another employer;

•	up to $25,000 for outplacement counseling services; and

•	up to $10,000 for legal and other fees for the negotiation and preparation of the Separation Agreement.

•

With respect to Mr. Ansell’s equity units, in exchange for executing a release of claims against the Company and his compliance with the non-competition and non-solicitation provisions contained in the Employment Agreement, (i) a portion of Mr. Ansell’s time-vesting Class B-1 Units of Peak Holdings LLC (“Peak”) that would have vested on the next scheduled vesting date (April 2, 2010) became vested, and (ii) Mr. Ansell’s 2009 performance-vesting Class B-2 Units of Peak remain eligible for vesting based on the Company’s achievement of the EBITDA performance objectives for the 2009 fiscal year. All other unvested Units were forfeited without consideration.

•

With respect to Mr. Ansell’s Class B Units, an affiliate of the Company shall purchase from Mr. Ansell, at a fair market value specified in the Separation Agreement, one-half of all vested Class B Units held by him and Mr. Ansell shall retain the other half of such vested Class B Units. If the 2009 performance vesting Class B-2 Units become vested based on the Company’s achievement of the EBITDA performance objectives for the 2009 fiscal year, then an affiliate of the Company shall also purchase one-half of these Class B-2 Units for their then fair market value.

•

With respect to Mr. Ansell’s Class A Units of Peak, Mr. Ansell may require an affiliate of the Company to purchase all 1,350,000 Class A Units within 30 days following the Separation Date at the fair market value of the Units specified in the Separation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Finance LLC

By:	/s/ CRAIG STEENECK
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: August 6, 2009

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